                                                                    EXHIBIT 25-b
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                                    Form T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE

                               ----------------

   Check if an Application to Determine Eligibility of a Trustee Pursuant to
                             Section 305(b)(2) [_]

                             SunTrust Bank, Atlanta
                      formerly known as Trust Company Bank
              (Exact name of trustee as specified in its charter)

      Georgia Banking Corporation                      58-0466330
                                                    (I.R.S. employer
   (Jurisdiction of incorporation or              identification no.)
              organization
      if not a U.S. national bank)

          25 Park Place, N.E.

            Atlanta, Georgia                             30303
                                                       (Zip Code)
    (Address of principal executive
                offices)

                                 Kristine Prall
                             SunTrust Bank, Atlanta
                                 25 Park Place
                                   24th Floor
                             Atlanta, Georgia 30303
                                 (404) 588-7296
           (Name, address and telephone number of agent for service)

                               ----------------

                       BellSouth Telecommunications, Inc.
              (Exact name of obligor as specified in its charter)

                Georgia                                58-0436120
                                          (I.R.S. employer identification no.)
    (State or other jurisdiction of
     incorporation or organization)

 675 West Peachtree St., N.E. Atlanta,
                Georgia

                                                         30375
                                                       (Zip Code)
    (Address of principal executive
                offices)

                               ----------------

                                Debt Securities
                      (Title of the indenture securities)

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

                                    GENERAL

Item 1. General Information.

  (a)Name and address of each examining or supervising authority to which it is subject.

    Department of Banking and Finance,
    State of Georgia,
    Atlanta, Georgia

    Federal Reserve Bank of Atlanta
    104 Marietta St., N.W.
    Atlanta, Georgia

    Federal Deposit Insurance Corporation
    Washington, DC

  (b)Whether it is authorized to exercise corporate trust powers.

    Yes.

Item 2. Affiliations with the obligor and underwriters.

  None.

Item 3. Voting Securities of the Trustee.

  Not Applicable.

Item 4. Trusteeships under Other Indentures.

  Not applicable.

Item 5. Interlocking Directorates and Similar Relationships with the Obligor or Underwriters.

  Not applicable.

Item 6. Voting Securities of the Trustee Owned by the Obligor or its Officials.

  Not applicable.

Item 7. Voting Securities of the Trustee Owned by Underwriters or their
Officials.

  Not applicable.

Item 8. Securities of the Obligor Owned or Held by the Trustee.

  Not applicable.

Item 9. Securities of Underwriters Owned or Held by the Trustee.

  Not applicable.

Item 10. Ownership or Holdings by the Trustee of Voting Securities of Certain Affiliates or Security Holders of the Obligor.

  Not applicable.

Item 11. Ownership or Holdings by the Trustee of any Securities of a Person Owning 50 Percent or More of the Voting Securities of the Obligor.

  Not applicable.

Item 12. Indebtedness of the Obligor to the Trustee.

  Not applicable.

Item 13. Defaults by the Obligor.

  (a)Whether there is or has been a default with respect to the securities under this indenture.

    There is not and has not been any such default.

  (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series.

    There has not been any such default.

Item 14. Affiliations with the Underwriters.

  Not applicable.

Item 15. Foreign Trustee.

  Not applicable.

Item 16. List of Exhibits.

  The additional exhibits listed below are filed herewith: exhibits, if any, identified in parentheses are on file with the Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939, as amended, and Rule 24 of the Commission's Rules of Practice.

 Exhibit
 Number
 -------
   1     --A copy of the Articles of Amendment and Restated Articles of
          Incorporation as now in effect. (Exhibit 1 to Form T-1, Registration
          No. 33-63523)
   2     --A copy of the certificate of authority of the Trustee to commence business. (Included in Exhibit 2 to Form T-1, Registration No. 333-
          25463).
   3     --A copy of the authorization of the Trustee to exercise trust powers.
          (Included in Exhibit 1 to Form T-1, Registration No. 333-25463).
   4     --Bylaws of the Trustee. (Exhibit 4 to Form T-1, Registration No. 333-
          25463)
   5     --Not applicable.
   6     --Consent of the Trustee required by Section 321(b) of the Trust
          Indenture Act of 1939, as amended.
   7     --Latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority as of the close of business on December 31, 1998.
   8     --Not applicable.
   9     --Not applicable.

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

                                   SIGNATURE

  Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, SunTrust Bank, Atlanta, a Georgia banking corporation, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Atlanta and the State of Georgia, on the 30th day of April, 1999.

                                          SunTrust Bank, Atlanta

                                              /s/ Sandra Thompson
                                          By __________________________________
                                                      Sandra Thompson
                                                      Vice President

                                              /s/ Kristine Prall
                                          By __________________________________
                                                      Kristine Prall
                                                       Trust Officer

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                                   EXHIBIT 6

                                                                       EXHIBIT 6

                               CONSENT OF TRUSTEE

  Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the proposed issue of Debt Securities by BellSouth Telecommunications, Inc., we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                          SunTrust Bank, Atlanta

                                             /s/ Sandra Thompson
                                          By __________________________________
                                                      Sandra Thompson
                                                      Vice President

Dated: 4/30/99

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

                                   EXHIBIT 7

SunTrust Bank Atlanta______________________________________________ST-BK: 130330
P.O. Box 4418 Center 632______________________________________________FFIEC: 031
Atlanta, GA 30302                                                    CERT: 00867
Call Date: 12/31/1998

            CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31, 1998

   All schedules are to be reported in thousands of dollars. Unless otherwise indicated,
   report the amount outstanding as of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                               (Dollar Amounts
                                                                in Thousands)
                            ASSETS
                                                               RCFD
                                                               ----
 1. Cash and balances due from depository institutions (from
 Schedule RC-A):
  a. Noninterest-bearing balances and currency and coin(1).... 0081  1,339,046
  b. Interest-bearing balances(2)............................. 0071      5,142
 2. Securities:
  a. Held-to-maturity securities (from Schedule RC-B, column
   A)......................................................... 1754          0
  b. Available-for-sale securities (from Schedule RC-B, column
   D)......................................................... 1773  3,225,581
 3. Federal funds sold and securities purchased under agree-
   ments to resell............................................ 1350  1,217,838
 4. Loans and lease financing receivables:
  a. Loans and leases, net of unearned income RCFD (from Schedule
     RC-C).................................................... 2122 13,046,097
  b. LESS: Allowance for loan and lease losses................ 3123    138,028
  c. LESS: Allocated transfer risk reserve.................... 3128          0
  d. Loans and leases, net of unearned income, allowance, and reserve
    (item 4.a minus 4.b and 4.c).............................  2125 12,908,069
 5. Trading assets (from Schedule RC-D)......................  3545     37,301
 6. Premises and fixed assets (including capitalized leases).  2145     97,749
 7. Other real estate owned (from Schedule RC-M).............  2150      1,624
 8. Investments in unconsolidated subsidiaries and associated companies (from
   Schedule RC-M)............................................  2130     12,664
 9. Customers' liability to this bank on acceptances
 outstanding.................................................  2155    610,727
10. Intangible assets (from Schedule RC-M)...................  2143     14,321
11. Other assets (from Schedule RC-F)........................  2160    165,262
12. Total assets (sum of items 1 through 11).................  2170 19,635,324

--------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

                                                                (Dollar Amounts
                                                                 in Thousands)
                          LIABILITIES
                                                                RCON
                                                                ----
13. Deposits:
  a. In domestic offices (sum of totals of columns A and C from
    Schedule RC-E, part I)..................................... 2200  7,177,865

                                                                RCON
                                                                ----
   (1) Noninterest-bearing(1).................................. 6631 3,082,972
   (2) Interest-bearing........................................ 6636 4,094,893

                                                                RCFN
                                                                ----
  b. In foreign offices, Edge and Agreement subsidiaries, and
    IBFs
    (from Schedule RC-E, part II)............................ 2200  3,530,204

                                                                RCFN
                                                                ----
   (1) Noninterest-bearing..................................... 6631         0
   (2) Interest-bearing........................................ 6636 3,530,204

                                                                RCFD
                                                                ----
14. Federal funds purchased and securities sold under
   agreements to repurchase................................... 2800  4,245,132

                                                               RCON
                                                               ----
15.  a. Demand notes issued to the U.S. Treasury.............. 2840          0
                                                               RCFD
                                                               ----
  b. Trading liabilities (from Schedule RC-D)................. 3548          0
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
  a. With a remaining maturity of one year or less............ 2332    302,623
  b. With a remaining maturity of more than one year through
    three years............................................... A547      2,559
  c. With a remaining maturity of more than three years....... A548      1,418
17. Not applicable
18. Bank's liability on acceptances executed and outstanding.. 2920    610,727
19. Subordinated notes and debentures(2)...................... 3200    250,000
20. Other liabilities (from Schedule RC-G).................... 2930  1,149,728
21. Total liabilities (sum of items 13 through 20)............ 2948 17,270,256
22. Not applicable
                        EQUITY CAPITAL
                                                               RCFD
                                                               ----
23. Perpetual preferred stock and related surplus............. 3838          0
24. Common stock.............................................. 3230     21,601
25. Surplus (exclude all surplus related to preferred stock).. 3839    703,406
26.  a. Undivided profits and capital reserves................ 3632    598,887
  b. Net unrealized holding gains (losses) on available-for-
    sale securities........................................... 8434  1,041,174
27. Cumulative foreign currency translation adjustments....... 3284          0
28. Total equity capital (sum of items 23 through 27)......... 3210  2,365,068
29. Total liabilities and equity capital (sum of items 21 and
   28)........................................................ 3300 19,635,324

--------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited-life preferred stock and related surplus.

                                                                     RCFD Number
                                                                     ---- ------
                                  MEMORANDUM
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 1997..............................................  6724  N/A

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4 = Directors' examination of the bank performed by other external auditors
   (may be required by state chartering authority)

5 = Review of the bank's financial statements by external auditors

6 = Compilation of the bank's financial statements by external auditors

7 = Other audit procedures (excluding tax preparation work)

8 = No external audit work

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